UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2022

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RCMT	The NASDAQ Stock Market LLC

Item 7.01        Regulation FD Disclosure.

On August 5, 2022:

●

the Board of Directors (the “Board”) of RCM Technologies, Inc., a Nevada corporation (the “Company”) authorized the increase of the existing At-the-Market Offering Program for which B. Riley Securities, Inc. (“B. Riley”) acts as agent.  As increased, the Company may now offer and sell, from time to time through B. Riley, shares of the Company’s Common Stock, $0.05 par value per share (the “Common Stock”), having an aggregate offering price of up to $25.0 million, increased from $17.9 million. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated August 11, 2022, to describe the increase, which supersedes and replaces the November 12, 2021 prospectus supplement.

●

the Board approved a new program to repurchase shares of the Common Stock constituting, in the aggregate, up to an amount not to exceed $25.0 million.  This new purchase program replaces the Company’s existing program to repurchase shares of the Common Stock, which was terminated in connection with the approval of the new program.  The program is designed to provide the Company with enhanced flexibility over the long term to optimize its capital structure.  Shares of the Common Stock may be repurchased in the open market or through negotiated transactions.  The program may be terminated or suspended at any time at the discretion of the Company.  The Company may in the future enter into a Rule 10b5-1 trading plan to effect a portion of the authorized purchases, if criteria set forth in the plan are met. Such a plan would enable the Company to repurchase its shares during periods outside of its normal trading windows, when the Company typically would not be active in the market.

The time of purchases and the exact number of shares to be purchased will depend on market conditions.  The repurchase program does not include specific price targets or timetables and may be suspended or terminated at any time.  The Company intends to finance the purchases using available working capital and capacity from the Company’s revolving line of credit.

Item 8.01.       Other Events.

The opinion of the Company’s Nevada counsel regarding the validity of the shares of Common Stock that will be issued pursuant to the increased At-the-Market Offering Program is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of shares of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.       Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: August 11, 2022

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